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                               AMENDMENT NO. 1 TO
                          REGISTRATION RIGHTS AGREEMENT

         AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (the "Amendment") dated as of May 12, 2003 by and among OptiCare Health Systems, Inc., a Delaware corporation (the "Company"), Palisade Concentrated Equity Partnership, L.P., a Delaware limited partnership ("Palisade"), Linda Yimoyines, an individual resident of the State of Connecticut ("Ms. Yimoyines"), and CapitalSource Finance, LLC, a Delaware limited liability company ("CapitalSource").

                                   WITNESSETH:

         WHEREAS, the parties hereto entered into a Registration Rights Agreement dated as of January 25, 2002 (the "Registration Rights Agreement");

         WHEREAS, the Company is issuing to Palisade and Ms. Yimoyines 406,158 shares of its Series C Preferred Stock, par value $.001 per share (the "Series C Preferred Stock"), pursuant to Letter Agreement made as of the date hereof by and among the Company, Palisade and Ms. Yimoyines; and

         WHEREAS, the parties hereto desire to amend the Registration Rights Agreement in order to (i) provide that the shares of Common Stock, par value $.001 per share, issuable upon conversion of any shares of Series C Preferred Stock are included in the definition of "Registrable Securities" in the Registration Rights Agreement, and (ii) correct a scriveners error contained in
Section 8(i).

         NOW, THEREFORE IT IS AGREED:

         Section 1. Amendments to Section 1 of the Registration Rights Agreement. (a) The following new defined terms are added to Section 1 of the Registration Rights Agreement:

         Agreement: the Registration Rights Agreement dated as of January 25, 2002 by and among OptiCare Health Systems, Inc., a Delaware corporation, Palisade Concentrated Equity Partnership, L.P., a Delaware limited partnership, Linda Yimoyines, an individual resident of the State of Connecticut, and CapitalSource Finance, LLC, a Delaware limited liability company, and all amendments thereto.

         Series C Preferred Stock: shares of Series C Preferred Stock, par value $.001 per share, of the Company.

         (b) The defined term "Registrable Securities" is hereby deleted and the following new defined term is inserted in lieu thereof:

         Registrable Securities: (i) All shares of Common Stock held by the Holders, (ii) all shares of Common Stock issuable upon conversion of any Series B Preferred Stock and Series C Preferred Stock held by the Holders, (iii) all shares of Common Stock

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         issuable upon exercise of any Warrants held by the Holders, and (iv)
         any securities issued or issuable with respect to the shares of Common Stock described in clauses (i), (ii), or (iii) of this sentence by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, until such shares of Common Stock or other securities are not Restricted Securities as defined in Section 2(a).

         Section 2. Amendment to Section 8 of the Registration Rights Agreement.
Section 8(i) is hereby deleted and the following is inserted in lieu thereof:

         (i) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties and supercedes all proposals, commitments, writings, negotiations, discussions, agreements and understandings, oral or written, of every kind and nature between them concerning the subject matter hereof. This Agreement may not be amended or otherwise modified except in a writing signed by all parties hereto. No discharge of the terms hereof shall be deemed valid unless by full performance by the parties or by a writing signed by the parties. A waiver by any party of any breach or violation of any provision of this Agreement shall not be deemed or construed as a waiver of any other breach or violation hereof.

         Section 3. Further Assurances. Each party hereby agrees, at any time and from time to time after the date hereof, at the reasonable request of the other parties, to execute and deliver such other agreements, certificates or instruments as may be reasonably requested in order to more effectively amend the Registration Rights Agreement as set forth above or to evidence or confirm this Amendment.

         Section 4. Effect of Amendment. The parties hereby ratify and confirm all of the provisions of the Registration Rights Agreement, as amended hereby, and agree and acknowledge that the same as so amended remains in full force and effect.

         Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York governing contracts to be made and performed therein without giving effect to principles of conflicts of law, and, with respect to any dispute arising out of this Amendment, each party hereby consents to the exclusive jurisdiction of the courts sitting in such State.

         Section 6. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                               OPTICARE HEALTH SYSTEMS, INC.


                               By: /s/ Dean J. Yimoyines
                                   -------------------------------------------
                               Name: Dean J. Yimoyines
                               Title: CEO


                               PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P.

                               By: Palisade Concentrated Holdings, LLC
                                   General Partner

                               By: /s/ Eric J. Bertrand
                                   -------------------------------------------
                               Name: Eric J. Bertrand
                               Title: Member

                               CAPITALSOURCE FINANCE, LLC


                               By: /s/ Kathleen Miko
                                   -------------------------------------------
                               Name: Kathleen Miko
                               Title: Vice President


                               /s/ Linda Yimoyines
                               -----------------------------------------------
                               Linda Yimoyines